                                                                 EXHIBIT 21-1


                      SAVANNAH FOODS & INDUSTRIES, INC.
                             LIST OF SUBSIDIARIES




NAME OF SUBSIDIARY                              JURISDICTION OF INCORPORATION
------------------                              -----------------------------
Biomass Corporation                                       Delaware

Dixie Crystals Brands, Inc.                               Delaware
  Subsidiary of Dixie Crystals Brands, Inc.
    King Packaging Company, Inc.                          Georgia

Food Carrier, Inc.                                        Georgia

Michigan Sugar Company                                    Michigan
  Subsidiaries of Michigan Sugar Company
    Great Lakes Sugar Company                             Ohio
    Pioneer Trading Corporation                           Virgin Islands

Refined Sugar Trading Institute                           Delaware

Savannah Foods Industrial, Inc.                           Delaware
  Subsidiaries of Savannah Foods Industrial,Inc.
    Phoenix Packaging Corporation                         Delaware
    Raceland Sugars, Inc.                                 Delaware

Savannah International Company                            Delaware
  Subsidiary of Savannah International Company
    Savannah Packaging Company                            Delaware






Savannah Investment Company                               Delaware




Savannah Sugar Refining Corporation                       Georgia